Exhibit 99.1

Pacific Ethanol Enters Agreements to Refinance Term Debt and Acquire Ownership in Aurora, NE Grain Elevator

- Reduces interest costs by more than $8 million annually -

- Reduces total debt outstanding by more than $12 million -

- Increases cash, working capital and liquidity resources by $55 million -

- Creates new subsidiary company that fully integrates and owns the Aurora assets of Pacific Ethanol and the Aurora West Grain Elevator of the Aurora Cooperative Elevator Company -

- Increases Kinergy Line of Credit to $85 million -

Sacramento, CA, December 12, 2016 – Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer and marketer of low-carbon renewable fuels in the United States, is refinancing its $155.1 million principal term debt, due in September 2017, and expanding its business through the following transactions:

•	Pacific Ethanol will obtain a new five-year term amortizing loan from CoBank and First Farm Credit in the amount of $64.0 million and a revolving line of credit of $32.0 million secured by its Pekin assets. This loan bears interest at LIBOR plus 3.75%.

•	Pacific Ethanol will also obtain $55.0 million from a three-year senior note offering secured by Pacific Ethanol’s ownership interest in its Western assets. The senior notes will bear initial interest at LIBOR plus 7.00%. The senior notes will have no prepayment penalty.

•	Pacific Ethanol has entered into an agreement with the Aurora Cooperative Elevator Company (ACEC), whereby Pacific Ethanol will contribute its Aurora plant assets into a newly created company, Pacific Aurora, LLC (PAL), and ACEC will simultaneously contribute its Aurora West Grain Elevator, loop track, related land and other assets into PAL. In addition, Pacific Ethanol will sell a 14% interest in PAL to ACEC for $30.0 million in cash. These transactions will result in Pacific Ethanol owning 74% and ACEC owning 26% of the combined ethanol production, grain elevator and rail facilities in Aurora, Nebraska. To further strengthen liquidity, PAL will obtain a five-year amortizing, revolving term loan of $30 million from CoBank secured by PAL’s assets. This loan will bear interest at LIBOR plus 4.00%.

•	Pacific Ethanol will use the combined proceeds to repay the $155.1 million in outstanding principal and accrued and unpaid interest owed under the terms of its existing term loans. The debt refinancing reduces total debt outstanding by more than $12 million and reduces annual interest costs by over $8 million. PAL will be a fully consolidated subsidiary of Pacific Ethanol and is expected to reduce operating costs by over $5 million annually. Excess proceeds will strengthen Pacific Ethanol’s cash and working capital positions and will be used for general corporate purposes.

•	Pacific Ethanol, in connection with the refinancing, will also increase Kinergy’s line of credit facility with Wells Fargo by $10.0 million, from $75.0 million to $85.0 million, to provide additional liquidity to Kinergy, its ethanol marketing subsidiary.

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Neil Koehler, Pacific Ethanol’s President and CEO, stated: “In this series of agreements, we will accomplish a major milestone for the company by refinancing the Midwest plants’ term debt at favorable terms, strengthening our balance sheet and significantly lowering our cost of capital. The expanded strategic relationship with the Aurora Cooperative will allow us to directly benefit from farmer ownership in our ethanol business, which has proven to be a winning combination over the years in the ethanol industry. These transactions will be immediately accretive to our shareholders and create new growth opportunities for Pacific Ethanol.”

Chris Vincent, ACEC’s President and CEO, stated: “We are pleased and excited to deepen our relationship with Pacific Ethanol.  We will be combining Aurora Cooperative's grain terminal and handling facility with both of Pacific Ethanol’s adjacent bio-refineries.  Our plan is to unify both entities’ operations to gain efficiencies and enhance performance. Aurora Cooperative will use its years of grain origination and operations experience combined with Pacific Ethanol’s production expertise to greatly benefit Pacific Aurora, LLC. Bringing both companies’ resources together benefits our respective stockholders, and adds value and strength to our communities, the State of Nebraska and both the ethanol and grain industries.”

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is the leading producer and marketer of low-carbon renewable fuels in the Western United States. With the addition of four Midwestern ethanol plants in July 2015, Pacific Ethanol more than doubled the scale of its operations, entered new markets, and expanded its mission to advance its position as an industry leader in the production and marketing of low carbon renewable fuels. Pacific Ethanol owns and operates eight ethanol production facilities, four in the Western states of California, Oregon and Idaho, and four in the Midwestern states of Illinois and Nebraska. The plants have a combined production capacity of 515 million gallons per year, produce over one million tons per year of ethanol co-products – on a dry matter basis – such as wet and dry distillers grains, wet and dry corn gluten feed, condensed distillers solubles, corn gluten meal, corn germ, corn oil, distillers yeast and CO2. Pacific Ethanol markets and distributes ethanol and co-products domestically and internationally. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all ethanol for Pacific Ethanol’s plants as well as for third parties, approaching one billion gallons of ethanol marketed annually based on historical volumes. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information, please visit www.pacificethanol.com.

About Aurora Cooperative Grain Company

Aurora Cooperative is one of the largest agricultural retailers in the nation, ranking 34th in the nation among all agricultural cooperatives. Aurora Cooperative has been a partner in the success of agriculture for over 108 years, providing high quality, competitive products and services growers rely on every day. Headquartered in Aurora, Nebraska, Aurora Cooperative has 80 locations across seven states (Nebraska, Kansas, Colorado, South Dakota, Texas, Iowa, Maryland) and provides service and expertise in grain, agronomy, animal nutrition, and energy. In 2016, Aurora cooperative had total sales of nearly $1 billion, serviced over 4.3M acres, merchandised over 100 million bushels of grain, and worked with more than 14,000 owner customers. Aurora Cooperative is a well-established, competitive and innovative cooperative that is built upon providing our owners with profitable solutions that meet their specific needs. We do this by actively putting our owners’ equity to work, every day, for their farm, their cooperative and for their future. For more information on Aurora Cooperative, please visit www.auroracoop.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Pacific Ethanol’s estimated or anticipated future results, including estimated synergies, or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the debt financing transactions and the combination of Pacific Ethanol’s Aurora, Nebraska ethanol production facilities with Aurora Cooperative Elevator Company’s grain elevator and related real estate and other assets, including future financial and operating results; Pacific Ethanol’s other plans, objectives, expectations and intentions; and the expected timing of completion of the transactions. The debt financing and business combination transactions are subject to numerous conditions to closing. It is important to note that Pacific Ethanol’s plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business and risks associated with debt financing and business combination transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with the contemplated business combination transaction; subsequent integration of the grain elevator and related real estate and other assets and the ability to recognize the anticipated synergies and benefits of the contemplated business combination transaction; the risk that one or more conditions to closing of the debt financing or business combination transactions may not be satisfied on a timely basis or at all; the failure of any of the proposed transactions, all of which are interdependent, to close for any other reason; fluctuations in prevailing interest rates; adverse economic and market conditions, including for ethanol and its co-products; fluctuations in the price of oil and gasoline; raw material costs, including ethanol production input costs; insufficient capital resources; the anticipated size of the markets and continued demand for Pacific Ethanol’s products; the impact of competitive products and pricing; other risks and uncertainties normally incident to the grain procurement and ethanol production and marketing industries; changes in generally accepted accounting principles; successful compliance with laws and governmental regulations and policies applicable to the combined Aurora, Nebraska facilities; changes in laws or governmental regulations or policies; the loss of key senior management or staff; and such other risks and uncertainties detailed in Pacific Ethanol’s periodic public filings with the Securities and Exchange Commission, including but not limited to Pacific Ethanol’s “Risk Factors” section contained in Pacific Ethanol’s Form 10-Q filed with the Securities and Exchange Commission on November 8, 2016 and from time to time in Pacific Ethanol’s other investor communications. Except as expressly required by law, Pacific Ethanol disclaims any intent or obligation to update or revise these forward-looking statements.

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